Exhibit 23.0 Consent of Olive LLP

                             [OLIVE LLP LETTERHEAD]

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Citizens First Financial Corp.

We have issued our report dated January 26, 2000 accompanying the consolidated financial statements of Citizens First Financial Corp. and Subsidiary appearing in the Company's 1999 Annual Report to Stockholders. We consent to the incorporation by reference in this Form 10-K of the aforementioned report.


/s/ Olive LLP

Decatur, Illinois
March 28, 1999